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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant



    Name of Subsidiary                            Jurisdiction of Organization
--------------------------                        ----------------------------


Pegasystems Limited                                      England

Pegasystems Party Limited                                Australia

Pegasystems Worldwide Inc                                United States

Pegasystems Investment Inc                               United States

Pegasystems Company                                      Canada

GDOO                                                     Sweden

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